     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 6, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INTERACT COMMERCE CORPORATION
                   (FORMERLY KNOWN AS SALESLOGIX CORPORATION)
             (Exact name of registrant as specified in its charter)


              DELAWARE                            86-0808340
   (State or other jurisdiction of      (I.R.S. Employer Identification
   incorporation or organization)                    No.)



                         8800 N. GAINEY DRIVE, SUITE 200
                            SCOTTSDALE, ARIZONA 85258
          (Address of Principal Executive Offices, including zip code)


       SALESLOGIX CORPORATION 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            SALESLOGIX CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                 PATRICK M. SULLIVAN                          Copy to:
       PRESIDENT, CHIEF EXECUTIVE OFFICER AND            THOMAS H. CURZON
              CHAIRMAN OF THE BOARD                      OSBORN MALEDON, P.A.
           INTERACT COMMERCE CORPORATION              2929 NORTH CENTRAL AVENUE
          8800 N. GAINEY DRIVE, SUITE 200            PHOENIX, ARIZONA 85012-2794
             SCOTTSDALE, ARIZONA 85258                TELEPHONE: (602) 640-9000
             TELEPHONE: (602) 368-3700                FACSIMILE: (602) 640-9050
             FACSIMILE: (602) 368-3799
(Name, address, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED         PROPOSED
                     TITLE OF                            NUMBER          MAXIMUM          MAXIMUM             AMOUNT
                   SECURITIES TO                         TO BE       OFFERING PRICE      AGGREGATE              OF
                   BE REGISTERED                     REGISTERED(1)     PER UNIT(2)    OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, not subject to
outstanding options or not having fixed exercise
prices under the:
----------------------------------------------------------------------------------------------------------------------------
      SalesLogix Corporation 1999 Non-Employee
      Director Stock Option Plan                         62,500          $10.375       $  648,437.50         $171.20
----------------------------------------------------------------------------------------------------------------------------
      SalesLogix Corporation 1999 Employee Stock
      Purchase Plan                                     165,960          $10.375       $1,721,835.00         $454.56
----------------------------------------------------------------------------------------------------------------------------
                      TOTAL:                            228,460                        $2,370,272.50         $625.76
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated as of August 30, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's Common Stock for August 29, 2000, as listed on the Nasdaq Stock Market.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 62,500 shares of the Registrant's Common Stock to be issued pursuant to the SalesLogix Corporation 1999 Non-Employee Director Stock Option Plan, and an additional 165,960 shares of the Registrant's Common Stock to be issued pursuant to the SalesLogix Corporation 1999 Employee Stock Purchase Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-75353

      The contents of Registration Statement on Form S-8 No. 333-75353 filed with the Securities and Exchange Commission on June 22, 1999, including the Company's Annual Report on Form 10-K for the year ended December 31, 1999, are incorporated by reference herein.


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 31st day of August, 2000.

                                    INTERACT COMMERCE CORPORATION



                                    By:  /s/ Patrick M. Sullivan
                                         ------------------------------------
                                         Patrick M. Sullivan
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 31st day of August, 2000.

               SIGNATURE                                  Title
               ---------                                  -----
/s/ Patrick M. Sullivan                  President, Chief Executive Officer and
--------------------------------         Chairman of the Board (Principal
Patrick M. Sullivan                      Executive Officer)


/s/ John Harbottle                       Chief Financial Officer, Executive
--------------------------------         Vice President - Finance, Secretary
John Harbottle                           and Treasurer (Principal Financial and
                                         Accounting Officer)


/s/ Deepak Kamra                         Director
--------------------------------
Deepak Kamra


/s/ Anthony P. Morris                    Director
--------------------------------
Anthony P. Morris


/s/ David C. Schwab                      Director
--------------------------------
David C. Schwab


/s/ Steve Hansen                         Director
--------------------------------
Steve Hansen


/s/ John B. Carrington                   Director
--------------------------------
John B. Carrington


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
                                INDEX TO EXHIBITS

      Exhibit
      Number   Description
      ------   -----------
       5.1     Opinion of Osborn Maledon, P.A.

      23.1     Consent of Ernst & Young LLP, Independent Auditors.

      23.2     Consent of Osborn Maledon, P.A. (included in opinion filed as
               Exhibit 5.1).

      99.1     SalesLogix Corporation 1999 Non-Employee Director Stock Option
               Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1).

      99.2     SalesLogix Corporation 1999 Employee Stock Purchase Plan
               (incorporated by reference to Exhibit 10.7 to the Registration
               Statement on Form S-1).


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